UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

September 20, 2016

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2016, APX Group Holdings, Inc. (the “Company”) increased the base salaries of certain of the Company’s executive officers, including Todd R. Pedersen (Chief Executive Officer), Alex J. Dunn (President), Mark J. Davies (Chief Financial Officer), and Todd M. Santiago (Chief Sales Officer) (collectively, the “Named Executives”) and increased the target annual bonus opportunities for Mr. Davies and Mr. Santiago. On the same date, 313 Acquisition LLC (“Parent”), an indirect parent of the Company, amended and restated the 313 Acquisition LLC Unit Plan (the “Plan” and, as amended and restated, the “Amended and Restated Plan”) and granted long-term equity incentive awards in the form of Class B Units in Parent to executive officers and other employees of the Company, including Mr. Davies and Mr. Santiago, under the Amended and Restated Plan.

Increases to Base Salaries

The Company increased the base salaries of the Named Executives to the following amounts, which increases had a commencement date of July 25, 2016: Mr. Pedersen, $660,000; Mr. Dunn, $660,000; Mr. Davies, $600,000; and Mr. Santiago, $600,000.

Increases to Annual Bonus Opportunities

The Company increased the target bonus opportunity which may be earned by Mr. Davies and Mr. Santiago to 60% of each executive’s base salary. The increase in target bonus opportunity is effective as of July 25, 2016, and will be applicable to the annual bonus payment, if any, payable in respect of the 2016 calendar year.

Amendment and Restatement of Plan

The amendment to the Plan increases the number of Class B Units in Parent which may be granted to eligible participants, including executive officers and other employees of the Company. Under the Amended and Restated Plan, 86,162,836 Class B Units are reserved for issuance to eligible participants.

The Amended and Restated Plan is filed as Exhibit 10.1 hereto.

Class B Units

The Class B Units are profits interests having economic characteristics similar to stock appreciation rights and represent the right to share in any increase in the equity value of Parent. Therefore, the Class B Units only have value to the extent there is an appreciation in the value of the Company’s business from and after the applicable date of grant.

Parent granted Class B Units to the following Named Executives in the following amounts: Mr. Davies, 400,000 Class B Units, and Mr. Santiago, 850,000 Class B Units. The Class B Units are divided into a time-vesting portion (one-third of the Class B Units granted) which vests beginning on the first anniversary of the grant date, a 2.0x exit-vesting portion (one-third of the Class B Units granted), and a 3.0x exit-vesting portion (one-third of the Class B Units granted). Unvested Class B units are not entitled to distributions from the Company. If Mr. Davies’ or Mr. Santiago’s employment is terminated by us without “cause” (as defined for the purposes of his employment agreement) and other than by reason of death or while he is disabled, his 2.0x and 3.0x exit-vesting Class B Units will remain outstanding and eligible to vest for a six-month period following any such termination if the applicable vesting criteria are satisfied during the six-month period. If the exit-vesting units do not become vested following the end of the six-month period, they will be forfeited without consideration.

For additional information about the Class B Units, see the information under the headings “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Equity Awards” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Equity Awards” included in Part III, Item 11. Executive Compensation in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which information is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 313 Acquisition LLC Unit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Shawn J. Lindquist
Name:	Shawn J. Lindquist
Title:	Chief Legal Officer

Date: September 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 313 Acquisition LLC Unit Plan.

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